ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090345764-30
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/16/2009 9:14 AM
	Entity Number E0010872006-5

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CLEARVIEW ACQUISITIONS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation provide that:

(a) the name of the Corporation is "Clearview Acquisitions, Inc."; and

(b) the name of the Corporation has been and hereby is changed to "Helix Wind, Corp."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 80%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 00002258604-77
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/16/2009 9:14 AM
	Entity Number E0010872006-5

Name Consent or Release

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Name Consent (if name is currently filed in Nevada)

I, IAN A. GARDNER (current holder of name), hereby give consent

to HELIX WIND, CORP. (recipient of name consent) to use the name

HELIX WIND, INC.
(name being released for used by the recipient)

Name Reservation Release (if name is currently reserved in Nevada)

I, ____ (current holder of reserved name), hereby give consent

to ____ (person to whom reserved name is being released) to use the name

____
(reserved name being released)

Signed: X [signature] (document must be signed before a notary public)
(signature of current holder of name)

State of California

County of San Diego

This document was acknowledged before me on 03/10/2009
(date)

By Ian A. Gardner (name of person being notarized) *See Attached Acknowledgement (signature of notary public)

Certificate of Acknowledgment

State of California)
ss.
County of San Diego)

On March 10, 2009 before me, Roman Cedillo, Notary Public, personally appeared Ian A. Gardner

who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity~~(ies)~~, and that by his/~~her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal

ROMAN CEDILLO
COMM. # 1827379
NOTARY PUBLIC - CALIFORNIA
San Diego County
My Comm. Exp. Jan. 11, 2013

Signature ______________________ (Seal)